UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2024

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2321 NE Argyle Street, Unit D

Portland, Oregon 97211

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement: Merger Agreement

On September 4, 2024, Eastside Distilling, Inc. (“Eastside”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with East Acquisition Inc. (“Merger Sub”) and Beeline Financial Holdings, Inc. (“Beeline”). Beeline is a privately-held mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors. The Merger Agreement contemplates that at a closing on a future date (the “Merger Closing”) Beeline will be merged into Merger Sub and become a wholly-owned subsidiary of Eastside. Among the conditions that must be satisfied before the Merger Closing can occur are: approval of the Merger by the stockholders of Beeline, execution and closing of the Debt Exchange Agreement described below, conversion of outstanding Beeline debentures into Beeline common stock, completion by Eastside of a private securities offering for proceeds of at least $3,000,000 from which at least $2,000,000 will be advanced to Beeline, and negotiation of an amendment to Eastside’s employment agreement with Geoffrey Gwin, its CEO.

At the Merger Closing, the capital stock of Beeline will be converted into common stock and convertible preferred stock of Eastside that will equal on a fully-diluted basis 82.5% of the post-merger capital stock of Eastside (excluding from calculation of capital stock of Eastside the Series E Preferred Stock described below).

Item 1.01 Entry into a Material Definitive Agreement: Debt Exchange Agreement

On September 4, 2024, Eastside and its subsidiary, Craft Canning & Bottling, LLC (“Craft”) entered into a Debt Exchange Agreement (the “Debt Agreement”) with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger Capital Fund, LP (“Bigger”), District 2 Capital Fund, LP (“District 2”), LDI Investments, LLC (“LDI”), William Esping ((“Esping”), WPE Kids Partners (“WPE”) and Robert Grammen (“Grammen”). The eight parties to the Debt Agreement with Eastside and Craft are referred to in this Report collectively as the “Investors”. The SPV is a special purpose vehicle whose equity is shared 50% by Bigger and District 2 and 50% by Aegis and LDI.

The Debt Agreement contemplates that at a closing that will be simultaneous with the Merger Closing (the “Debt Closing”), the Investors will surrender debt and equity instruments issued by Eastside as follows:

●	The SPV will surrender 104,800 shares of Eastside Series C Preferred Stock;
●	Bigger will surrender unsecured promissory notes in the aggregate principal amount of $3,006,987 and will surrender secured promissory notes in the aggregate principal amount of $474,645;
●	District 2 will surrender unsecured promissory notes in the aggregate principal amount of $4,510,480 and will surrender secured promissory notes in the aggregate principal amount of $474,645;
●	LDI will surrender a secured promissory note in the principal amount of $550,000;
●	Aegis will surrender a secured promissory note in the principal amount of $2,638,291;
●	Esping will surrender an unsecured promissory note in the principal amount of $228,174;
●	WPE will surrender an unsecured promissory note in the principal amount of $257,970;
●	Grammen will surrender an unsecured promissory note in the principal amount of $91,740; and
●	Each of the Investors will release Eastside from liability for any accrued interest or other unpaid liability arising from the aforesaid debt instruments.

At the Debt Closing, in consideration of the aforesaid surrender of debt and equity instruments and other consideration recited in the Debt Exchange Agreement, the Investors will receive the following:

●	The SPV, Bigger, District 2, LDI, Aegis, Esping, WPE and Grammen will receive all of the equity in Craft, which will cease to be a subsidiary of Eastside;
●	Bigger and District 2 will receive 255,474 shares of Series D Preferred Stock to be issued by Eastside (description below);
●	Bigger and District 2 will receive 200,000 shares of Series E Preferred Stock to be issued by Eastside (description below);

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●	The SPV, Bigger, District 2, Esping, WPE and Grammen will receive 47% of the outstanding shares of Spirits, Inc., a newly-formed subsidiary of Eastside into which Eastside will transfer all of its assets relating to Eastside’s spirits business; and
●	Esping, WPE and Grammen will receive 190,000 shares of Eastside common stock.

In anticipation of the Debt Closing, Eastside intends to file with the Nevada Secretary of State a Certificate of Designation of 255,474 shares of Series D Preferred Stock and a Certificate of Designation of 200,000 shares of Series E Preferred Stock. The material terms of the Preferred Stock classes will be:

Series D Preferred Stock. Each share will have a stated value of $10.00. The holder of Series D Preferred Stock has no voting rights by reason of those shares, except that the approval by holders of more than 50% of the outstanding Series D Preferred Stock will be required for any corporate action that would adversely affect the preferences, privileges or rights of the Series D Preferred Stock. In the event that the Company declares a dividend payable in cash or stock to holders of any class of the Company’s stock, the holder of a share of Series D Preferred Stock will be entitled to receive an equivalent dividend on an as-converted basis. Each share of Series D Preferred Stock will be convertible into common stock by a conversion ratio equal to the stated value of the Series D share divided by the Series D Conversion Price. The initial Series D Conversion Price is $1.80 per common share, which is subject to equitable adjustment. The number of shares of common stock into which a holder may convert Series D Preferred Stock is limited by a Beneficial Ownership Limitation, which restricts the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%.

Series E Preferred Stock. Each share will have a stated value of $10.00. The holder of Series E Preferred Stock has no voting rights by reason of those shares, except that the approval by holders of more than 50% of the outstanding Series E Preferred Stock will be required for any corporate action that would adversely affect the preferences, privileges or rights of the Series E Preferred Stock. In the event that the Company declares a dividend payable in cash or stock to holders of any class of the Company’s stock, the holder of a share of Series E Preferred Stock will be entitled to receive an equivalent dividend on an as-converted basis. Commencing 390 days after the Debt Closing (the “Measurement Date”), each share of Series E Preferred Stock will be convertible into common stock by a conversion ratio equal to the stated value of the Series E share divided by the Series E Conversion Price. The Series E Conversion Price on and after the Measurement Date will equal the average of the VWAPs for the five trading days immediately preceding the Measurement Date, but will be subject to equitable adjustment. The number of shares of common stock into which a holder may convert Series E Preferred Stock is limited by a Beneficial Ownership Limitation, which restricts the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%.

Item 7.01 Regulation FD Disclosure.

On September 5, 2024, Eastside issued a press release, the text of which is furnished as Exhibit 99.1 to this current report. The press release contained information relating to the events described under Item 1.01 above.

The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of Eastside under the Securities Act of 1933, as amended, or the Exchange Act, the information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibits

10-a	Agreement and Plan of Merger and Reorganization by and Among Eastside Distilling, Inc., East Acquisition Inc. and Beeline Financial Holdings, Inc. dated September 4, 2024

10-b	Debt Exchange Agreement dated September 4, 2024 among Eastside Distilling, Inc., Craft Canning & Bottling, LLC, The B.A.D. Company, LLC, Aegis Security Insurance Company, Bigger Capital Fund, LP, District 2 Capital Fund, LP, LDI Investments, LLC, William Esping, WPE Kids Partners and Robert Grammen

99	Press Release dated September 5, 2024

104	Cover page interactive data file (embedded within the iXBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2024

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer

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